CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Valued Advisers Trust and to the use of our report dated October 2, 2008 on the statement of assets and liabilities of IndexEdge Long-Term Portfolio Fund as of September 22, 2008 and the related statement of operations for the period then ended. Such financial statements appear in the Fund's Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

October 2, 2008